UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2003

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-23999	58-2373424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 955-7070
(Registrant’s Telephone Number, including Area Code)

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits.

      (c) Exhibits.

      The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated July 22, 2003.

Item 9.  Regulation FD Disclosure.

      On July 22, 2003, Manhattan Associates, Inc. issued a press release reporting on its financial results for the quarter ended June 30, 2003 and providing its current expectations for its financial performance for the year ending December 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Form 8-K is being furnished to the Securities and Exchange Commission pursuant to Item 12 under Item 9 of Form 8-K as directed by the Commission in Release No. 34-47583.

      The press release includes Manhattan Associates’ current expectations regarding earnings per share for the year ending December 31, 2003, including both GAAP earnings per share and adjusted earnings per share, which excludes the recovery from a bankrupt customer, a restructuring charge and the amortization of acquisition-related intangibles, net of income tax effects. Manhattan Associates believes that a presentation of adjusted earnings per share provides useful information to its shareholders because such measure reflects the operational performance of its ongoing core business.

      On July 22, 2003, in addition to the financial and other information contained in the press release, during the earnings conference call Manhattan Associates disclosed (which disclosure was in compliance with Regulation FD) that its international business revenue contribution reduced to 18% for the quarter ended June 30, 2003 from 21% for the immediately preceding quarter, but up from the 17% achieved in the quarter ended June 30, 2002.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

/s/ Edward K. Quibell Edward K. Quibell Senior Vice President and Chief Financial Officer

Date: July 23, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 22, 2003.